UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.__)

Check the appropriate box:

[ X ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

FENARIO, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)               Title of each class of securities to which transaction applies:

(2)               Aggregate number of securities to which transaction applies:

(3)               Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)               Proposed maximum aggregate value of transaction:

(5)               Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)              Amount previously paid:

(2)              Form, Schedule, or Registration Statement No.:

(3)              Filing Party:

(4)              Date Filed:

FENARIO, INC.
2533 N. Carson St., Suite 5018
Carson City, Nevada 89706

November ___, 2009

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Fenario, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, November 10, 2009.  The purpose of the Information Statement is to notify our shareholders that on November 9, 2009, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holder of 5,000,000 (representing 55.5%) of the issued and outstanding shares of our Common Stock.  The Written Consent adopted the following resolutions, which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of changing the name of the Company from “Fenario, Inc.” to “Ranger Gold Corp.”

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority stockholder of the Company.  The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing actions, and has sufficient voting power to approve such actions through their ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stocks.

This Information Statement is being mailed on or about __________, 2009 to stockholders of record on November 10, 2009.

Sincerely,

/s/ Gurpartap Singh Basrai
Name:	Gurpartap Singh Basrai
Title:	President

FENARIO, INC.
2533 N. Carson St., Suite 5018
Carson City, Nevada 89706

_____________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Fenario, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, November 10, 2009.  The purpose of the Information Statement is to notify our stockholders that on November 9, 2009 the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holder of 5,000,000 (representing 55.5%) of the issued and outstanding shares of our Common Stock.  The Written Consent adopted the following resolutions, which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of changing the name of the Company from “Fenario, Inc.” to “Ranger Gold Corp.”

The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

Because a shareholder holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing resolutions, and has sufficient voting power to approve such actions through his ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.

In accordance with our bylaws, our board of directors has fixed the close of business on November 10, 2009 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about ______________, 2009 to stockholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) Section 78.390 (the “Name Change”) require the affirmative vote of the holders of a majority of the voting power of the Company.  Accordingly, on November 9, 2009, the Company received a written consent from the holders of a majority voting power of the Company which adopted the resolution authorizing Company to amend the Company’s Articles of Incorporation for the purpose of changing the name of the Company from “Fenario, Inc.” to “Ranger Gold Corp.”

In addition, NRS 78.320 provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock.  There are currently 9,000,000 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of the shareholders holding at least 4,500,001 shares of the Common Stock issued and outstanding is necessary to approve Name Change and the filing of the Certificate of Amendment. In accordance with our bylaws, our board of directors has fixed the close of business on November 10, 2009 as the record date for determining the shareholders entitled to vote or give written consent.

On November 9, 2009, a shareholder holding 5,000,000 (representing 55.5%) of the issued and outstanding shares of Common Stock, executed and delivered to the Company the Written Consent.  Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Name Change.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing resolutions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Articles of Amendment may not be filed with the Nevada Secretary of State until twenty calendar days after this Information Statement is first mailed to our stockholders.  As mentioned earlier the Name Change will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is anticipated to be on or about __________, twenty days after the mailing of this Information Statement.

PURPOSES AND EFFECT OF THE CHANGES

Our Board of Directors believes that by changing our corporate name to Ranger Gold Corp. will more accurately reflect our business focus. The Company intends to seek an acquisition of a mineral exploration property. Although the Company is currently in discussions with a potential company regarding a transaction, there is no definitive agreement (or executed letter of intent) with such company and no assurance that a transaction will occur. The Company presently has no definitive plans, proposals, or arrangements, written or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of November 9, 2009, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,000,000 issued and outstanding shares of Common Stock. Unless otherwise indicated, the business address of each such person is 2533 N. Carson St., Suite 5018,
Carson City, Nevada 89706.

Name and Address of Beneficial Owner	Amount and Nature of Class	Percentage

Gurpartap (Gary) Singh Basrai	5,000,000	55.5%

Uziel Leibowitz	0	0

Paul Strobel	0	0

All directors and executive officers as a group (3 individuals)	5,000,000	55.5%

CHANGE IN CONTROL

The statements made in this Information Statement referencing the Stock Purchase Agreement are qualified in their entirety by reference to the text of said agreement, and are expressly made subject to the more complete information set forth therein. The full text of the Stock Purchase Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2009, pursuant to which Uziel Leibowitz sold 5,000,000 shares of the Company’s common stock to Gurpartap (Gary) Singh Basrai for the aggregate purchase price of $152,500.  The purchased shares represent an aggregate of 55.5% of the issued and outstanding share capital of the Company. The source of the cash consideration for the purchased shares was the Mr. Singh Basrai’s personal funds.

As of the close of business on October 30, 2009, Uziel Leibowitz resigned from his positions as President, Chief Executive Officer, Chief Financial Officer and Principal Financial and Accounting Officer of the Company and the Board or Directors appointed Mr. Singh Basrai as the President, Chief Executive Officer, Chief Financial Officer, Principal Financial and Accounting Officer and a director of the Company. Within 10 days of the mailing of the Schedule 14f-1 to the shareholders of the Company, Mr. Leibowitz will no longer be a director of the Company, which is expected to occur on or about November 20, 2009. There are no arrangements or understandings among members of both the former and new control group and their associates with respect to the election of directors of the Company or other matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since the date of incorporation of the Company, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

-	any of our directors or officers;

-	any person proposed as a nominee for election as a director;

-	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

-	any relative or spouse of any of the foregoing persons who has the same house as such person.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Articles of Amendment, which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE ARTICLES OF AMENDMENT, PLEASE CONTACT:

FENARIO, INC.
2533 N. Carson St., Suite 5018
Carson City, Nevada 89706

By Order of the Board of Directors,

/s/ Gurpartap Singh Basrai
Name:	Gurpartap Singh Basrai
Title:	President

AMENDMENT TO ARTICLES OF INCORPORATION
OF
FENARIO, INC.

Fenario, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.           The name of the corporation is Fenario, Inc., which is the name under which the Corporation was originally incorporated. The date of filing of its original Articles of Incorporation with the Secretary of State was May 11, 2007.

2.           This Amended Articles of Incorporation amends the provisions of the Articles of Incorporation of this corporation in full.

3.           The text of the Articles of Incorporation as amended and heretofore is hereby amended to read as herein set forth in full:

“ARTICLES OF INCORPORATION

OF

RANGER GOLD CORP.

1.           Name of Corporation: Ranger Gold Corp.

2.           Registered Agent for Service of Process: Laughlin Associates, 2533 N. Carson St, Carson City, NV 89706

3.           Authorized Capital:

(a)     the total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Five Million (505,000,000) which shall consist of (i) Five Hundred Million (500,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

(b)     The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i)     The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii)     The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii)     The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv)     Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)     Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi)     Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)     The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii)     Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

(c)     The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

(d)     The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

4.           The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director." The first Board of Directors of the corporation shall consist of one director. The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

The name and address of the Board of Directors are as follows:

Gurpartap Singh Basrai, 2533 N. Carson St., Suite 5018 Carson City, Nevada 89706
Uziel Leibowitz, 2533 N Carson St., Suite 5018, Carson City, Nevada 89706
Paul Strobel, 2533 N Carson St., Suite 5018, Carson City, Nevada 89706

5.           The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

6.           The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

7.           The Corporation shall have perpetual existence.

8.           The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

9.           The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or here-after prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.”

4. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in a case of a vote of classes or series or may be required by the provisions of the articles of incorporation in favor of the amendment is 55.5%.

By:	/s/ Gurpartap Singh Basrai
Name:	Gurpartap Singh Basrai
Title:	Chief Executive Officer